UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 14, 2009

VIPER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52782	26-2113613
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 West Loop South, Suite 900, Houston, TX	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 476-8941

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On January 28, 2010, Viper Resources, Inc., a Nevada corporation (the “Company”), entered into an Investment Agreement (“Investment Agreement”) with Dutchess Opportunity Fund, II, LP (the “Investor”).  Pursuant to the Investment Agreement, the Investor committed to purchase up to $5,000,000 of the Company’s common stock over thirty-six months (the “Equity Line”).

The Company may draw on the facility from time to time, as and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement.  The purchase price shall be set at 94% of the highest posted bid price of the Company’s common stock during the 5 consecutive trading day period beginning on the trading day immediately following the date of delivery of the applicable put notice.  The amount that the Company is entitled to Put in any one notice shall be equal to either 1) 200% of the average daily volume of the common stock for the 3 trading days prior to the applicable Put Notice Date, multiplied by the average of the 3 daily closing prices immediately preceding the Put Date or 2) $100,000.   The Investor will not be obligated to purchase shares if the Investor’s total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-1 of the Securities Exchange Act of 1934, as amended.  In addition, the Company is not permitted to draw on the facility unless there is an effective registration statement (as further explained below) to cover the resale of the shares.

Pursuant to the terms of a Registration Rights Agreement dated January 28, 2010 between the Company and the Investor, the Company is obligated to file a registration statement with the SEC to register the resale by the Investor of 25,000,000 shares of the common stock underlying the Investment Agreement on or before 21 calendar days of the date of the Registration Rights Agreement.  The Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the registration statement is filed.

The foregoing description of each of the Investment Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Investment Agreement and the Registration Rights Agreement, respectively, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

This report contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-K and other reports we file with the Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.  The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

Item 5.03.           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2009, the Company filed a Certificate of Amendment  to its Articles of Incorporation to increase its shares of authorized common stock from 100,000,000 to 300,000,000 and to change its name to Viper Resources, Inc.

A copy of the Certificate of Change filed with the Nevada Secretary of State is attached to this current report as Exhibit 3.1 and is included herein by reference.

Item 9.01.           Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Amendment filed with the Nevada Secretary of State on October 14, 2009.

10.1	Investment Agreement by and between Viper Resources, Inc. and Dutchess Opportunity Fund, II, LP, dated January 28, 2010

10.2	Registration Rights Agreement by and between Viper Resources, Inc. and Dutchess Opportunity Fund, II, LP, dated January 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viper Resources, Inc.
(Registrant)
Date:	February 3, 2010

/s/ Massimiliano Pozzoni
(Signature)
Name: Massimiliano Pozzoni
Title: President, Chief Executive and Accounting Officer